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                                                                   EXHIBIT 10.20

                                 WAM!NET INC.

                        1998 COMBINED STOCK OPTION PLAN

     1.   Purpose.  The purpose of the WAM!NET Inc. 1998 Combined Stock Option
          -------
Plan (the "Plan") is to provide a continuing long-term incentive to selected eligible officers and key employees (including foreign nationals) of WAM!NET Inc. (the "Corporation") and of any subsidiary corporation of the Corporation (the "Subsidiary"), as herein defined, to Non-Employee Directors of the Corporation and to Non-Employee Consultants to the Corporation; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

     2.   Definitions.  The following words and phrases as used herein shall
          -----------
have the meanings set forth below:

     2.1. "Addendum" shall mean an addendum attached to the Plan which provides for certain grants of Options to employees of the Corporation or a Subsidiary who are foreign nationals, and is intended to conform to the laws of such employees' country of citizenship with respect to such Options and the granting thereof.

     2.2. "Board" shall mean the Board of Directors of the Corporation.

     2.3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4. "Committee" shall mean the Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Section 4 hereof.

     2.5. "Common Stock" shall mean the common stock, $0.01 par value, of the Corporation.

     2.6. "Corporation" shall mean WAM!NET Inc., (f/k/a Netco Communications Corporation), a Minnesota corporation.

     2.7. "Non-Employee Consultant" shall mean an individual who is retained to provide consulting or legal services to the Corporation or a Subsidiary, and who is not an employee of the Corporation or any Subsidiary.

     2.8. "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corporation or any Subsidiary.

     2.9. "Fair Market Value" of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges, or is quoted on NASDAQ National Market, the last reported sales price on the principal such exchange or NASDAQ on the date in question, or if such security shall not have
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

been traded on such principal exchange on such date, NASDAQ on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange or NASDAQ National Market, but is traded in the over-the-counter market, including NASDAQ, closing bid price for such security on the date in question, or if there is no such bid price for such security on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.10. "ISO" shall mean any stock option granted pursuant to this Plan as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.11. "NQO" shall mean any stock option granted pursuant to this Plan, which is not an ISO.

     2.12.  "Option" shall mean any stock option granted pursuant to this Plan.

     2.13. "Optionee" shall mean any person who is the holder of an Option granted pursuant to this Plan.

     2.14. "Plan" shall mean this 1998 Combined Stock Option Plan of the Corporation.

     2.15. "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under Section 425(f) of the Code.

     2.16. "Tax Date" shall mean the date on which the amount of tax to be withheld is determined under the Code.

     3.     Shares Available Under Plan.  The number of shares which may be
            ---------------------------
issued pursuant to Options granted under this Plan, including Options granted pursuant to an Addendum, shall not exceed 25,000,000 shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan, and the number of shares for which Options have been granted or are available for grant under this Plan shall be proportionately increased or decreased in accordance with Section 8 hereof upon occurrence of any event described therein. The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation.

     4.     Administration.
            --------------

     4.1. The Plan will be administered by the Board of Directors or by a Committee (the "Committee") selected by the Board and consisting of at least three members, none of whom for at least one year prior to service on the Committee has been eligible to receive any Option under the Plan, or under any other benefit plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock or stock options of the Corporation or any of its Subsidiaries. The Board or such Committee are hereinafter described as the Committee.

                                       2.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     4.2. The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an ISO or an NQO, or an Option pursuant to the provisions of an Addendum. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to options granted at the same time. The Committee's recommendations regarding option grants and terms and conditions thereof will be conclusive.

     4.3. The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

     4.4. The Committee will designate one of its members as chairman. It will hold its meetings at the times and places as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee will be made by a majority of its members. Any determination reduced to writing and signed by all members will be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it may deem advisable.

     4.5. No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to the Corporation's Bylaws.

     4.6. The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

     5.     Participants.
            ------------

     5.1. Participation in this Plan shall be limited to employees of the Corporation or of a Subsidiary and to Non-Employee Directors and Non-Employee Consultants. Non-Employee Directors and Non-Employee Consultants shall participate under this Plan only as specified in Section 14 hereof.

                                       3.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     5.2. Without amending the Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such Addenda, modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

     5.3. Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

     5.4. Except with respect to Options granted to Non-Employee Directors or Non Employee Consultants under Section 15, the Committee's determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

     6.     Terms and Conditions.
            --------------------

     6.1. Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

     6.2. Each Option agreement shall specify the period for which the Option thereunder is granted which in no event shall exceed ten years from the date of the grant for any Option designated by the Committee as an ISO or ten years and one day from the date of grant for any Option and shall provide that the Option shall expire at the end of such period.

     6.3. The exercise price per share shall be determined by the Committee at the time any Option is granted and, if the Option is an ISO, shall be no less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

     6.4. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an ISO under this Plan or any other plan of the Corporation or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     6.5. An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Corporation at the time of the grant. The Option agreement may require, if so determined by the Corporation, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Corporation may specify.

                                       4.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     6.6. The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

     6.7. Each Incentive Stock Option granted hereunder shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee or Optionee's guardian or legal representative. Each Non-Qualified Stock Option granted hereunder may be transferred by the Optionee for estate planning purposes subject to prior or other written approval by the Committee in its sole discretion or pursuant to any policy and requirements concerning such transfers then in effect as the Committee may in its discretion establish, amend or revoke from time to time; by will or the laws of descent and distribution; or pursuant to a qualified domestic relations order as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act, or rules thereunder. Except as permitted by the preceding sentences, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempt to so transfer, assign, pledge or otherwise dispose of an Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or any levy of any attachment or similar process upon such rights and privileges, shall be void and unenforceable against the Corporation.

     7.     Exercise of Option.
            ------------------

     7.1. Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Secretary of the Corporation (or such other person as may be designated). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

     7.2. Payment shall be made to the Corporation either (i) in cash, including certified check, bank draft or money order, (ii) at the discretion of the Corporation, by delivering Common Stock of the Corporation already owned by the participant, (iii) at the discretion of the Corporation, by delivering a promissory note, containing such terms and conditions acceptable to the Corporation, for all or a portion of the purchase price of the shares so purchased, or a combination of (i), (ii) and (iii). With respect to (ii), the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

     7.3. Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

                                       5.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     8.     Adjustment of Option Stock.  In case the shares issuable upon
            --------------------------
exercise of any Option granted under the Plan at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares (whether with or without par value), the number of shares purchasable upon exercise of such Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive a number of shares which he or she would have owned or have been entitled to receive after the happening of such event had such Option been exercised immediately prior to the happening of such subdivision or combination or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination retroactive to the record date, if any, for such subdivision or combination. The option price (as such amount may have theretofore been adjusted pursuant to the provisions hereof) shall be adjusted by multiplying the option price immediately prior to the adjustment of the number of shares purchasable under the Option by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter. Substituted shares of stock shall be deemed shares under Section 3 of the Plan.

     9.     Change in Control.
            -----------------

     9.1. For purposes of this Section 9, a "Change in Control" of the Corporation will mean (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Corporation (in one transaction or in a series of related transactions) to a person or entity that is not controlled, directly or indirectly, by the Corporation, (ii) a merger or consolidation to which the Corporation is a party if the stockholders of the Corporation immediately prior to effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or
(iii) a change in control of the Corporation of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Corporation is then subject to such reporting requirements, including, without limitation, such time as (1) any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (2) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause (2), be considered as though such persons were a member of the Board of Directors on the effective date of the Plan.

     9.2. Without limiting the authority of the Committee under Section 4 of the Plan, if a Change in Control of the Corporation occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time

                                       6.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable in accordance with the terms of the Plan; provided, however, that a recipient of Incentive Stock Options may elect that such acceleration of vesting not apply with respect to some or all of the Incentive Stock Options granted to him by so notifying the Committee in writing within three (3) business days of being notified of the Committee's actions pursuant to this Section 9.

     9.3. If a Change in Control of the Corporation occurs, then the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, and without the consent of any Option recipient effected thereby, may determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Option Stock, as of the effective date of any such Change in Control of the Corporation, cash in an amount equal to the excess of the Fair Market Value of such shares either immediately prior to the effective date of such Change in Control of the Corporation or, if greater, determined on the basis of the amount paid as consideration by the other party(ies) to the Change in Control transaction over the exercise price per share of such Options.

     9.4. Notwithstanding anything in Section 9.2 or 9.3 of the Plan to the contrary, if the Corporation is then subject to the provisions of Section 280G of the Code, and if the acceleration of the vesting of an Option as provided in
Section 9.2 or the payment of cash in exchange for all or part of an Option as provided in Section 9.3 (which acceleration or payment could be deemed a "payment" within the meaning of Section 28OG(b)(2) of the Code), together with any other payments which such recipient has the right to receive from the Corporation or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the
Code) of which the Corporation is a member, would constitute a "parachute payment" (as defined in Section 28OG(b)(2) of the Code), then the payments to such recipient pursuant to Section 9.2 or 9.3 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such recipient is subject to a separate agreement with the Corporation or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this
Section 9.4 will, to that extent, not apply.

     10.    Assignments.  Other than as provided in Section 6.7, any Option
            -----------
granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     11.    Severance; Death; Disability.  An Option shall terminate, and no
            ----------------------------
rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

                                       7.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     11.1. If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than three months after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated as a result of the Optionee's deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

     11.2. If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than three months after termination of his or her employment, the Optionee's rights under the Option may be exercised at any time within one year following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

     11.3. If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than one year after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.

     11.4.  The same exercise periods as provided in Sections 11.1, 11.2 and
11.3 shall also apply with respect to a tranferee of an Option pursuant to
Section 6.7, including the extension of the exercise period under Section 11.2 upon the death of the tranferee.

     11.5. Any provision of Sections 11.1, 11.2 and 11.3 to the contrary notwithstanding, no Option or any right claimed thereby, therein or thereunder shall be exercisable by anyone after the expiration of the term of the Option.

     11.6. Transfers of employment between the Corporation and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

     12.    Rights of Participants.  Neither the participant nor the personal
            ----------------------
representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

     13.    Securities Registration.  If any law or regulation of the
            -----------------------
Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the participant to take any action in connection with the exercise of an Option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option

                                       8.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

     14.    Duration and Amendment.
            ----------------------

     14.1. There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all ISO's must be granted within ten years from the date the Plan is approved by the shareholders.

     14.2. The Board may terminate or may amend the Plan at any time; provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which Options may be granted under the Plan, (ii) permit the granting of ISO's at less than 100% of Fair Market Value at time of grant, (iii) change the class of employees eligible to receive Options under the Plan, or (iv) permit Directors to receive options under the Plan other than pursuant to Section 15 hereof; and, provided further, that the Board may not amend the Plan more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or rules thereunder.

     15.    Granting of Options to Non-Employee Directors and Non-Employee
            --------------------------------------------------------------
Consultants.
-----------

     15.1. Non-Employee Directors and Non-Employee Consultants shall be entitled to receive such Options under this Plan as may be granted to them from time to time.

     15.2. All Options granted to Non-Employee Directors and Non-Employee Consultants shall be designated as NQOs, shall be evidenced by a written option agreement signed by the Corporation and the Non-Employee Director or Non-Employee Consultant, and shall be subject to the same terms and provisions as are then in effect with respect to granting of NQOs to salaried officers and key employees of the Corporation, except that the Option shall be exercisable as to all or any part of the shares subject to the Option from the date the Option is granted, and shall expire on the earliest of (i) twelve months after the Optionee ceases to be a Non-Employee Director or a Non-Employee Consultant (except by death), (ii) one year after the death of the optionee, or (iii) seven years after the date of grant. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted to Non-Employee Directors, except that Non-Employee Directors shall always have the right to deliver stock in exercise of options as provided in Section 7.2.

                                       9.
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                                                                    WAM!NET Inc.
                                                 1998 Combined Stock Option Plan

     16.    Approval of Shareholders.  This Plan expressly is subject to
            ------------------------
approval of holders of a majority of the outstanding shares of Common Stock of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed canceled.

     17.    Conditions of Employment.  The granting of an Option to a
            ------------------------
participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

     18.    Other Options.  Nothing in the Plan will be construed to limit the
            -------------
authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person for the acquisition by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

                                      10.